Exhibit 10.4

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT, made this 18th day of December, 2008, by and between Barnes & Noble, Inc., a Delaware corporation (“Company”) and Stephen Riggio (the “Executive”).

WHEREAS, the Company and the Executive entered into an Employment Agreement on February 18, 2002 (the “Agreement”); and

WHEREAS, the parties retained the right to amend the Agreement pursuant to Section 6.3 thereof;

WHEREAS, the parties desire to amend the Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and to make certain other changes.

NOW, THEREFORE, effective December 31, 2008, the Agreement is amended as follows:

1.	Section 3.2, which describes bonus compensation, is deleted in its entirety and replaced with the following:

“3.2. Bonus Compensation. In addition to your above-mentioned salary, we will pay you bonus compensation in an amount determined and paid in accordance with the Company’s Executive Performance Plan. We agree that for the entire term hereof, you shall be entitled to participate in that plan.”

2.	The following is added to the end of Section 3.4, which describes expense reimbursements:

“All such reimbursements shall be paid by the last day of the calendar year following the calendar year in which the expenses were incurred. The expenses eligible for reimbursement during a particular calendar year may not affect the expenses eligible for reimbursement in any other calendar year.”

3.	The following is added to the end of Section 3.5, which describes life insurance benefits:

“The insurance benefit provided pursuant to this Section 3.5 in a calendar year may not affect your right to such insurance benefit in a subsequent calendar year.”

4.	Section 3.6(a)(ii), which describes the calculation of severance benefits, is deleted in its entirety and replaced with the following:

“(ii) $2,000,000, and”

5.	Sections 3.8(a)(i)(A)(y) and 3.8(a)(ii)(A)(y), which describes change in control payments, is deleted in its entirety and replaced with the following:

“(y) $2,000,000, and”

6.	Section 3.8(c), which defines good cause termination, is deleted in its entirety and replaced with the following:

“(c) As used herein, “Good Cause” shall mean the occurrence of one or more of the following events within two years after a Change of Control:

(i) there shall have been a material diminution of your duties;

(ii) there shall have been a material diminution in the authority, duties, or responsibilities of the supervisor to whom you are required to report, including a requirement that Executive report to a corporate officer or employee instead of reporting directly to the Board;

(iii) there shall have been a material reduction in the base compensation you receive from the Company;

(iv) the principal executive offices of the Company shall be relocated to a location outside of the New York City metropolitan area.

You will only be deemed to terminate employment for Good Cause if (A) you provide the Company with written notice of Good Cause within a period not to exceed 90 days after the initial existence of the condition alleged to give rise to Good Cause, (B) the Company fails to remedy the condition within 30 days of such notice, and (C) your termination is within two years following the initial existence of one or more conditions giving rise to Good Cause.”

7.	The following is added to the end of Section 5, which describes indemnification rights:

“All such amounts, expenses and costs paid under this Section 5 shall be paid no later than the last day of the calendar year following the calendar year in which the expenses or costs were incurred. The expenses eligible for reimbursement during a particular calendar year may not affect the expenses eligible for reimbursement in any other calendar year.”

8.	The following is added to the end of Section 6.5, which describes reimbursements for legal expenses:

“All such expenses shall be paid no later than the last day of the calendar year following the calendar year in which the expenses were incurred. The expenses eligible for reimbursement during a particular calendar year may not affect the expenses eligible for reimbursement in any other calendar year.”

9.	A new Section 6.11, which describes compliance with deferred compensation tax rules, is added as follows:

“6.11 Code Section 409A. All provisions of this Plan shall be interpreted in a manner consistent with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder. (“Code Section 409A”) Notwithstanding the preceding, the Company makes no representations concerning the tax consequences of your participation in this Agreement under Code Section 409A or any other federal, state, or local tax law. Your tax consequences will depend, in part, upon the application of relevant tax law, including Code Section 409A, to the relevant facts and circumstances. You should consult a competent and independent tax advisor regarding the tax consequences of this Agreement.”

IN WITNESS WHEREOF, the parties have executed this Amendment on the 18th day of December, 2008.

BY SIGNING THIS MODIFICATION OF THE EMPLOYMENT AGREEMENT, I AM ACKNOWLEDGING THAT I (A) HAVE RECEIVED A COPY OF THIS MODIFICATION TO THE EMPLOYMENT AGREEMENT FOR REVIEW AND STUDY BEFORE SIGNING IT; (B) HAVE READ THIS MODIFICATION TO THE EMPLOYMENT AGREEMENT CAREFULLY BEFORE SIGNING IT; (C) HAVE HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING THIS MODIFICATION TO THE EMPLOYMENT AGREEMENT TO ASK ANY QUESTIONS; AND (D) UNDERSTAND MY RIGHTS AND OBLIGATIONS UNDER THIS MODIFICATION TO THE EMPLOYMENT AGREEMENT. ACCEPTED AND AGREED THIS 18th DAY OF DECEMBER, 2008.

EXECUTIVE	BARNES & NOBLE, INC.

/s/ Stephen Riggio	By:	/s/ Michelle Smith
Stephen Riggio		Michelle Smith
VP, Human Resources

/s/ Bridget T. Boyle
Bridget T. Boyle